SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

  Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                     of 1934

Date of Report (Date of Earliest Event Reported):  DECEMBER 31, 1998

                           ENCORE COMPUTER CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

        0-13576                                          04-2789167
(Commission File Number)                    (I.R.S. Employer Identification No.)

                    7786 WILES ROAD, CORAL SPRINGS, FL 33067
               (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (954) 757-0166

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         As of December 31, 1998 (the "Closing"), pursuant to an Asset Purchase Agreement dated as of June 1, 1998, as amended, (the "Agreement") by and among the registrant, Encore Computer U.S., Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant ("Encore US"), Encore Computer International, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant ("Encore International") and, collectively with the registrant and Encore US, ("Encore"), Gould Electronics Inc., an Ohio corporation ("Gould") and Encore Acquisition Corp., a Delaware corporation and a subsidiary of Connection Machines, Inc. one of the Gores Technology Group of companies ("Acquisition" and, collectively with the registrant, and Encore US, Encore International and Gould, the "Parties"), Encore sold substantially all of the assets and liabilities associated with its real-time computer system and processing business (the "Business") to Acquisition (the "Gores Transaction") for $3,000,000 in cash (the "Purchase Price"). Pursuant to Amendment Number One to Asset Purchase Agreement dated October 27, 1998, the Parties agreed to extend the termination date of the Agreement to November 30, 1998. The Parties later entered into Amendment Number Two to Asset Purchase Agreement dated as of December 31, 1998 ("Amendment Two") and a reconciliation Agreement dated as of December 31, 1998 (the "Reconciliation Agreement"). Amendment Two modified the Gores Transaction so that Acquisition purchased the stock rather than the assets of certain of the registrant's foreign subsidiaries and extended the termination date of the Agreement to December 31, 1998. In addition, pursuant to the Reconciliation Agreement, the Parties agreed to set-off $250,000 against the Purchase Price in order to resolve a dispute under the Agreement relating to a claim for breach of product warranty. The Parties also agreed to resolve certain other open or disputed items in connection with the Gores Transaction shortly after the Closing, including payment obligations under a Management Agreement dated June 1, 1998 and a Revolving Loan Agreement dated June 1, 1998, certain obligations relating to the expenses of the Business and other amounts payable or receivable with respect to the Business, and the accuracy of certain representations and warranties set forth in the Agreement. The purchase price for the Gores Transaction was determined as a result of arms-length negotiations between Encore and Gores.

         Gores Technology Group ("Gores") consists of ten interrelated but autonomous computer-related companies focused on hardware and/or software development, distribution and support services. Much of Gores' growth in the 1990's to its current size of approximately $200 million in annual revenues has been the result of acquiring and then expanding companies and technologies. Gores in headquartered in Los Angeles, California.

         The Agreement, the Amendments and the Reconciliation Agreement are attached hereto as Exhibits and are incorporated herein by reference. The foregoing description of the Gores Transaction is subject to, and qualified in its entirety by reference to such Exhibits.

Item 7.  Financial Statements and Exhibits

(a)      Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited Pro Forma Consolidated Financial Statements for the year ended December 31, 1997 and the nine months ended September 27, 1998 give effect to the terms of an agreement between the Company and Gould which was entered into in connection with the sale of the Company's storage products business to Sun Microsystems, Inc. for $185 million in 1997 (the "Sun Transaction"), payment by the registrant to Gould for (I) the aggregate amount of outstanding principal amount of indebtedness, and accrued interest thereon, owed by the registrant to Gould and (II) the redemption of the registrant's outstanding preferred stock, all of which was then owned by Gould and by its affiliate, EFI International Inc.(collectively the "Gould Agreement"), and the Gores Transaction. The pro forma adjustments are based on available information and upon certain assumptions that the Company's management believes are reasonable under the circumstances. The unaudited pro forma financial information should be read in conjunction with the December 31, 1997 audited Consolidated Financial Statements and the September 27, 1998 unaudited Consolidated Financial Statements of the Company incorporated herein by reference.

The unaudited Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statements of Operations are necessarily based upon allocation, assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma statements should not be used as a basis for forecasting the future operation of the Company.

The pro forma adjustments made in the preparation of the unaudited Pro Forma Consolidated Balance Sheet assume that the Gores Transaction had been consummated on September 27, 1998. The pro forma adjustments related to the unaudited Pro Forma Consolidated Statement of Operations assume that the Sun Transaction, the Gould Agreement and the Gores Transaction had been consummated as of January 1, 1997.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 27, 1998

                                              PRO FORMA ADJUSTMENTS
                                               INCREASE (DECREASE)
                                             -------------------------
                                                GORES          OTHER          PRO
                                 HISTORICAL  TRANSACTION      CHARGES        FORMA
                                 ----------  -----------    ----------     ---------
ASSETS
Current assets
 Cash and cash equivalents       $   13,240  $    2,750 (A) $              $  15,990
 Restricted cash                      1,285                     (1,000)(B)       285
Accounts receivable,
   less allowance                     6,514      (6,514)(A)                        0
 Due from Gores                         466        (466)(A)                        0
 Inventories                            823        (823)(A)                        0
Prepaid expenses
 and other current assets               854        (668)(A)                      186
                                 ----------  ----------     ----------     ---------
  Total current assets               23,182      (5,721)        (1,000)       16,461

 Property and equipment, net            670        (670)(A)                        0
 Other assets                           470        (470)(A)                        0
                                 ----------  ----------     ----------     ---------
    Total assets                 $   24,322  $   (6,861)    $   (1,000)    $  16,461
                                 ==========  ==========     ==========     =========
LIABILITIES AND SHAREHOLDERS'
 EQUITY (CAPITAL DEFICIENCY)
Current liabilities
Accounts payable and
 accrued liabilities             $   13,024  $   (6,307)(A) $    1,000 (B) $  12,817
                                                                 5,100 (C)
 Due to Gould Electronics             9,692                                    9,692
                                 ----------  ----------     ----------     ---------
  Total current liabilities          22,716      (6,307)         6,100        22,509

Shareholders' Equity
 (capital deficiency):
 Preferred stock, $.01 par
  value; authorized 10,000,000
  shares:
  6% Cumulative Series B
    Convertible Preferred,
    issued 64,905 in 1998 with
    an aggregate liquidation
    preference of $6,490,500              1                                        1
  6% Cumulative Series D
    Convertible Preferred,
    issued 104,190 in 1998 with
    an aggregate liquidation
    preference of $10,419,000             1                                        1
  6% Cumulative Series E
    Convertible Preferred,
    issued 106,501 in 1998 with
    an aggregate liquidation
    preference of $10,650,100             1                                        1
  6% Cumulative Series F
    Convertible Preferred,
    issued 49,832 in 1998 with
    an aggregate liquidation
    preference of $4,983,200              -                                        -
  6% Cumulative Series G
    Convertible Preferred,
    issued 53,474 in 1998 with
    an aggregate liquidation
    preference of $5,347,400              1                                        1
  6% Cumulative Series H
    Convertible Preferred,
    issued 32,702 in 1998 with
    an aggregate liquidation
    preference of $3,270,200              -                                        -
  6% Cumulative Series I
    Convertible Preferred,
    issued 15,180 in 1998 with
    an aggregate liquidation
    preference of $1,518,000              -                                        -
 Common stock, $.01 par value;
   authorized 200,000,000
   shares; issued 67,450,907            674                                      674
 Additional paid-in capital         427,008                                  427,008
 Accumulated deficit               (426,080)       (554)(A)     (7,100)(C)  (433,734)
                                 ----------  ----------     ----------     ---------
  Total shareholders' equity
   (capital deficiency)               1,606        (222)        (6,100)       (4,716)
                                 ----------  ----------     ----------     ---------
  Total liabilities and
   shareholders' equity
   (capital deficiency)          $   24,322  $   (6,861)    $      -0-     $  17,461
                                 ==========  ==========     ==========     =========

See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               PRO FORMA ADJUSTMENTS
                                                INCREASE (DECREASE)
                                            ----------------------------
                                            SUN TRANSACTION/    GORES         PRO
                                 HISTORICAL GOULD AGREEMENT  TRANSACTION     FORMA
                                 ---------- ---------------- -----------    --------
Net sales:
 Equipment                       $   14,163  $   (4,764)(a)  $  (9,399)(j)  $      0
 Service                             15,323                    (15,323)(j)         0
                                 ----------  ----------      ---------      --------
  Total                              29,486      (4,764)       (24,722)            0
                                 ----------  ----------      ---------      --------
Costs and expenses:
 Cost of equipment sales             21,411     (12,683)(a)     (8,728)(j)         0
 Cost of service sales               15,921      (5,965)(a)     (9,956)(j)         0
 Research and development            23,953     (16,288)(b)     (3,070)(k)     4,595
 Sales, general and
   administrative                    27,044      (9,124)(b)    (12,881)(k)     5,039
 Termination charge                  17,685     (17,685)(c)                        0
                                 ----------  ----------      ---------      --------
  Total                             106,014     (61,745)       (34,635)        9,634
                                 ----------  ----------      ---------      --------
Operating loss                      (76,528)     56,981          9,913        (9,634)

 Interest expense, related
   parties                           (6,109)      6,109 (d)                        0
 Interest expense-
  mortgages                             (58)         58 (e)                        0
 Interest expense-
  other                                 (51)                                     (51)
 Interest income                        335                                      335
 Other expense, net                  (1,412)                     1,412 (m)         0
 Gain on Sun Transaction            119,890    (119,890)(f)                        0
                                 ----------  ----------      ---------      --------
Income (loss) before income
 taxes                               36,067     (56,742)        11,325        (9,350)

Provision for income taxes            1,903      (1,500)(g)       (403)(o)         0
                                 ----------  ----------      ---------      --------
Net income (loss)                $   34,164  $  (55,242)     $  11,728      $ (9,350)
                                 ==========  ==========      =========      ========
Net income (loss) per
 common share:
 Net income (loss)               $   34,164  $  (55,242)     $  11,728      $ (9,350)
 Preferred stock dividends          (29,580)     29,580 (h)
                                 ----------  ----------      ---------      --------
Net income (loss) attributable
 to common shareholders          $    4,584  $  (25,662)     $  11,728      $ (9,350)
                                 ==========  ==========      =========      ========
Basic and diluted income
  (loss) per common share        $     0.11                                 $  (0.14)
                                 ==========                                 ========
Weighted average shares
 of common stock                     40,568      26,879 (i)                   67,447
                                 ==========  ==========                     ========

See accompanying notes to Unaudited Pro Forma Consolidated Statement of
Operations

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 27, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               PRO FORMA ADJUSTMENTS
                                                INCREASE (DECREASE)
                                            ----------------------------
                                            SUN TRANSACTION/    GORES         PRO
                                 HISTORICAL GOULD AGREEMENT  TRANSACTION     FORMA
                                 ---------- ---------------- -----------    --------
Net sales:
 Equipment                       $    5,690  $               $  (5,690)(j)  $      0
 Service                              8,886                     (8,886)(j)         0
                                 ----------  ----------      ---------      --------
  Total                              14,576           0        (14,576)            0
                                 ----------  ----------      ---------      --------
Costs and expenses:
 Cost of equipment sales              3,697                     (3,697)(j)         0
 Cost of service sales                5,961                     (5,961)(j)         0
 Research and development               969                       (969)(k)         0
 Sales, general and
  administrative                      6,557                     (3,646)(k)     2,911
 Termination charge                   1,570                       (744)(l)       826
                                 ----------  ----------      ---------      --------
  Total                              18,754           0        (15,017)        3,737
                                 ----------  ----------      ---------      --------
Operating loss                       (4,178)          0            441        (3,737)

 Interest expense                      (154)                                    (154)
 Interest income                        675                                      675
 Other expense, net                      89                        (89)(m)         0
 Gain on Sun Transaction             25,308     (25,308)(n)                        0
                                 ----------  ----------      ---------      --------
Loss before income taxes             21,740     (25,308)           352        (3,216)

Provision for income taxes              488                       (488)(o)         0
                                 ----------  ----------      ---------      --------
Net loss                         $   21,252  $  (25,308)           840      $ (3,216)
                                 ==========  ==========      =========      ========
Net loss per common share:

Net loss attributable to common
 shareholders                    $   21,252  $  (25,308)     $     840      $ (3,216)
                                 ==========  ==========      =========      ========
Basic and diluted loss
  per common share               $     0.32  $    (0.38)     $    0.01      $  (0.05)
                                 ==========  ==========      =========      ========
Weighted average shares
 of common stock                     67,449      67,449         67,449        67,449
                                 ==========  ==========      =========      ========

See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

Note: The results of operations for the nine months of Fiscal 1998 are not necessarily indicative of the results to be expected for the full year.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents $2,750,000 cash payment from, Gores (purchase price net of set off for customer dispute) at the date of closing for substantially all of the net assets associated with the real-time business, excluding the following:

         Cash                                                        $   15,990
         Restricted cash                                                  1,285
         Prepaid rent for leases not assigned to Gores                      186
                                                                     ----------
                                                                         17,461
                                                                     ----------
         Less:
         Restructuring accrual                                            5,926
         Interest on Sun set off                                            129
         Payroll and vacation accrual for continuing employees              330
         Due to Gould                                                     9,692
                                                                     ----------
                                                                         16,077
                                                                     ----------
         Net excluded assets                                         $    1,384
                                                                     ==========

(B)      Represents $1,000,000 contingency reserve.

(C) Represents an accrual for the total estimated wind-down costs to be incurred by the Company as follows:

         Salaries and benefits, including severance for those
          employees not offered employment by Gores                  $    1,258
         Employee retention bonuses                                         300
         Domestic services, professional fees and other
          miscellaneous costs                                             2,234
         International services, professional fees and other
          miscellaneous costs                                             1,308
                                                                     ----------
                                                                     $    5,100
                                                                     ==========

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Represents the reversal of storage product revenue and all cost of sales associated with the storage product including customer service support which was provided to the customer at no charge under warranty contracts.

(b) Represents the estimated portion of operating expenses incurred for the development and sale of the storage product line, based on the number of employees transferred to Sun. Sun hired or contracted 147 development employees, or 68% of those employed by the Company, as well as 65 storage product sales and marketing personnel, or 45% of those employed by the Company. Development spending and sales and marketing spending were reduced by these percentages. No amounts have been deducted for general and administrative expenses as none relate directly to the assets sold.

(c) Represents termination charge in conjunction with the Sun Transaction and subsequent reorganization of the Company related to: (I) severance and benefit pay of $6,323,000 as a result of a 542 person reduction in workforce, including severance for employees contracted by Sun, as the Company agreed to pay the difference between the completion bonus offered to contractors by Sun at the end of their contract and the amount of severance they were entitled to had they been terminated by the Company, (ii) $4,722,000 of retention payments pursuant to agreements between the Company and each of approximately 49 employees, (iii) $1,000,000 of incentive bonuses to certain key employees, (iv) $3,390,000 relating to the termination of European facility and automobile leases, and $350,000 relating to a domestic equipment lease,
         (v) an estimated $500,000 for leasehold improvements to be made at the Company's Fort Lauderdale facility which is leased from Sun, (vi) $1,150,000 in estimated legal and other fees associated with the Sun Transaction, and (vii) $250,000 accrued for legal fees in connection with the shareholders suit.

(d) Represents interest expense on the Gould Debt which was retired as part of the Gould Agreement.

(e) Represents interest expense on mortgages which were retired as part of the Sun Transaction.

(f) Represents $151,168,000 cash payment from Sun at the date of closing in consideration for substantially all of the assets associated with the Storage Products business.

(g) Represents estimated Alternative Minimum Tax payable relating to the Sun Transaction.

(h) Represents the reversal of dividends on preferred stock retired or converted to common stock as part of the Gould Agreement.

(i) Represents the weighted average shares of common stock issued in the conversion of Series A and B preferred stock as part of the Gould Agreement.

(j) Represents real-time revenue and all cost of sales associated with the real-time business.

(k) Represents the estimated portion of operating expenses incurred for development and selling activities of the real-time product line, based partially on the estimated number of employees to be transferred to Gores as well as an estimate of spending and expenses relating to the remaining Encore employees.

(l) Represents a termination charge of $743,000 related to severance and benefit pay as a result of a 13 person reduction in workforce associated with the Board of Directors decision not to pursue and NT opportunity.

(m) Represents losses on disposals of fixed assets and foreign exchange losses incurred by Encore which would have been incurred by Gores if it owned all plant, property and equipment and all assets and liabilities of the foreign subsidiaries.

(n) Represents $35,000,000 cash payment from Sun at July 1, 1998 net of $9,692,000 set off.

(o)      Represents taxes incurred by certain profitable foreign subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

/bullet/ the Company's Proxy Statement for Special Meeting in Lieu of Annual
         Meeting of Stockholders to be held on September 11, 1998.

(b)      Exhibits

Exhibit 1 Asset Purchase Agreement dated as of June 1, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp. (incorporated herein by reference to the Company's Proxy Statement dated August 10, 1998).

Exhibit 2 Amendment Number One to Asset Purchase Agreement dated October 27, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp.

Exhibit 3 Amendment Number Two to Asset Purchase Agreement dated as of December 31, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp.

Exhibit 4 Reconciliation Agreement dated as of December 31, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 19, 1999                     By:      MARY MACOMER
                                                      President
                                                      Chief Executive Officer

                                 EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------
Exhibit 2         Amendment Number One to Asset Purchase Agreement dated October
                  27, 1998 among the registrant, Encore Computer U.S., Inc.,
                  Encore Computer International, Inc., Gould Electronics Inc.
                  and Encore Acquisition Corp.

Exhibit 3 Amendment Number Two to Asset Purchase Agreement dated as of December 31, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp.

Exhibit 4 Reconciliation Agreement dated as of December 31, 1998 among the registrant, Encore Computer U.S., Inc., Encore Computer International, Inc., Gould Electronics Inc. and Encore Acquisition Corp.